Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is made this 4th day of JUNE , 2009, by and between CUISINE SOLUTIONS, INC., a Delaware corporation (the "Borrower"), and BRANCH BANKING AND TRUST COMPANY (the "Bank").

R E C I T A L S

WHEREAS, the Bank is the owner and holder of a certain note in the amount not to exceed SEVEN MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($7,500,000.00), made payable by the Borrower to the order of Bank (the "Note"); and

WHEREAS, the Note is secured by a certain Loan and Security Agreement by and between the Borrower and the Bank dated June 15, 2007, as amended, which Loan and Security Agreement, as previously amended, is hereinafter referred to as the "Loan Agreement"; and

WHEREAS, Borrower and Bank have agreed to further amend the Loan Agreement pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the sum of Ten and 00/100 Dollars ($10.00) in hand paid by each of the parties hereto to the other, receipt of which by each of the parties hereto from the other is hereby acknowledged, and in consideration of the mutual covenants and undertakings hereinafter set forth, the parties hereto, for themselves and for their respective heirs, successors, personal representatives and assigns, hereby covenant and agree as follows:

1.

The "WHEREAS" clauses set forth above are incorporated herein by this reference as if set forth in full.

2.

Section 6.13 (b) of the Loan Agreement is hereby deleted and the following hereby substituted therefor:

“6.13

Financial Covenants.

(b) Borrower will maintain Tangible Net Worth plus Subordinated Debt of not less than $18,000,000.00 to be tested by the Bank on a quarterly basis."

3.

Schedule DD attached hereto shall replace in all respects the Schedule DD currently attached to the Loan Agreement.

4.

Nothing herein contained shall in any way be construed to impair the Loan Agreement or the lien thereof. The parties to this Amendment do not intend that this Amendment be construed as a novation of either the Note or the Loan Agreement.

5.

The Borrower further covenants and agrees that it knows of no defenses or setoffs with respect to the Note or with respect to the Loan Agreement, as modified by the terms herein, or with respect to the collection or enforcement of any of the same. Borrower hereby releases and discharges Bank from any and all claims, demands, rights and causes of action, whether known or unknown, which Borrower may now have against Bank on account of the loan evidenced by the Note, and covenant not to sue the Bank on account of any such claim, demand, right or cause of action. The Borrower covenants and warrants that each and every of the provisions of the Note are in full force and effect and are lawful and binding obligations of the Borrower and enforceable in accordance with their respective terms.

6.

Each and every of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement, under seal as of the date first above written.

BORROWER:
CUISINE SOLUTIONS, INC., a Delaware corporation

By:		[SEAL]
Stanislas Vilgrain,
President

By:		[SEAL]
Ronald Zilkowski,
Treasurer

BANK::

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Henry Abbott	[ SEAL]
Name:	Henry Abbott
Title:	Vice President